Exhibit 10.2

September 30, 2013

Mrs. Varda A. Goldman

200 East Delaware, Unit 20F

Chicago, IL 60611

Subject: Modification of Severance Benefits

Dear Varda:

On December 11, 2008, PCTEL, Inc. (“PCTEL”) and you signed a letter (the “2008 Letter”) granting severance benefits to you in certain events of termination of your employment described therein, including salary continuation, reimbursement of payments made under COBRA for continuation of health care coverage, and partial accelerated vesting of PCTEL common stock awarded to you but unvested. I am pleased to inform you that PCTEL’s Board of Directors has approved the extension of the period of severance benefits from six (6) months as provided in the 2008 Letter to twelve (12) months. This extension of the period of severance benefits will become effective upon your written acceptance of this letter. All other provisions of the 2008 Letter will remain in effect.

Please indicate your acceptance of the foregoing by signing and returning to me a copy of this letter. Thank you.

Very truly yours,

/s/ Martin H. Singer

Martin H. Singer

I accept and agree to the foregoing on this 30th day of September, 2013.

/s/ Varda A. Goldman
Varda A. Goldman

471 Brighton Drive Bloomingdale, IL 60108 / Tel: +1-630-372-6800 / Fax: +1-630-233-8076 / www.pctel.com

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